EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 15, 2016, with respect to the consolidated financial statements, schedules, and internal control over financial reporting included in the Annual Report of PCTEL, Inc. on Form 10-K for the year ended December 31, 2015. We hereby consent to the incorporation by reference of said report in the Registration Statements of PCTEL, Inc. on Forms S-8 (File No. 333-205754, effective July 20, 2015; File No. 333-198134, effective August 14, 2014; File No. 333-69222, effective July 20, 2010; File No. 333-135586, effective July 3, 2006; File No. 333-131020, effective January 13, 2006; File No. 333-122117, effective January 18, 2005; File No. 333-34910, effective April 17, 2000; File No. 333-75204, effective December 14, 2001; File No. 333-70886, effective October 3, 2001; File No. 333-61926, effective May 30, 2001; File No. 333-82120, effective February 4, 2002; File No. 333-106891, effective July 9, 2003; File No. 333-103233, effective February 14, 2003; and File No. 333-112621 effective February 9, 2004).

/s/ Grant Thornton LLP

Chicago, Illinois
March 15, 2016